AGREEMENT FOR THE PURCHASE AND SALE OF TECHNOLOGY BETWEEN HIDROFLOT, S.A. and GOLD HOLDING Inc. (US).

October 03, 2011

CONVENED

On one side, Mr. Ricardo Prats Canós, adult, holder of national identity card N° 46118589R, as the sole administrator, director, officer and shareholder of the company **Hidroflot, S.A.** (hereinafter HIDROFLOT), constituted for an indefinite period of time under the deed authorized by Barcelona notary public Mr. Marco Antonio Alonso Hevia on 10 May 2005, under protocol Nº 1934, based at Santa Maria de Martorelles, Baixada de la Font, 9, enrolled with the General Taxpayers Registry under (NIF) N° A63849657, and with the Commercial Registry Office of Barcelona under volume 37627, folio 2151, sheet B 306387, inscription 1.

The powers of sole administrator came into force on the day on which the abovementioned deed registering Hidroflot was issued.

And on the other, Mr. Francisco Quiros Krum, adult, holder of national identity card N° 92.646.173, on behalf of and as proxy for the company **Gold Holding Corp.** (hereinafter "GOLD HOLDING"), constituted for an indefinite period of time and based at 112 North Curry Street, Carson City, in the state of Nevada, USA.

The parties mutually acknowledge the ability and legitimacy of the other to enter into this cooperation agreement, each party guaranteeing its respective powers have not been revoked or limited, and that the same are sufficient to bind its agents under this document and in this representation

PURPOSE

I. This agreement determines the bases of the sale by Hidroflot of all its rights to the marine technology developed by the same. Being the wave energy technologies developed by Hidroflot global geographic scope to the American company GOLD HOLDING.

II. The purpose of this agreement is to establish the terms and conditions under which the parties shall maintain a purchase-sale relation of technology.

III. This agreement is of a mercantile nature and shall be bound by its own clauses. All issues not expressly stipulated herein shall be governed by current legislation.

STATE

I. That HIDROFLOT is the owner of a wave energy technology patented as "half submerged power station for swell energy extraction" PCT/IB2009/000230, registered in Spain, in the research and development phase (R&D), whereby energy is generated by the movement of the waves, to be put into effect via the construction and implementation of floating marine platforms to form wave energy parks. A copy of the Patent information is attached as Annex 1 to this Agreement.

II. That GOLD HOLDING is a company dedicated to the international development of the technology and marketing via the promotion, processing, implementation, sale and exploitation of technologies for the generation of marine based electrical energy.

AGREE

I. That HIDROFLOT shall hereby sell the aforementioned patent and all the rights to its expertise on wave energy technology to GOLD HOLDING for the aggregate purchase amount of USD $1,400,000 (one million four hundred thousand US dollars).

II. That HIDROFLOT shall receive from GOLD HOLDING the agreed upon amount divided into 33 monthly installments, as set out below, to be paid within the first five days of each month in accordance with the table in Annex 2 to this Agreement.

III. That GOLD HOLDING assumes the commitment and right to comply with the monthly payment plan up to the 33 installments as follows:

- Months 1 to 12: US $41,680/month;
- Month 13 to 24: US $42,514/month; and,
- Month 25 to 33: US $43,364/month.

IV. The monthly payment plan set forth in Section III above will be accelerated once GOLD HOLDING earns US $10,000,000 from exploiting the technology covered by this Agreement as follows. In the event that GOLD HOLDING earns US $10,000,000 from the technology and reports such revenues on its financial statements that it files with the United States Securities and Exchange Commission, then GOLD HOLDING will advance the entire outstanding balance due to HIDROFLOT in THREE equal monthly payments of the total outstanding amount, starting on the month after its files such financial statements.

V. The technology may be lawfully exploited by GOLD HOLDING for any purpose and in any manner, except for the sale of the same during the payment period. The total

ownership of the technology by GOLD HOLDING shall not be effective until the total amount has been paid to HIDROFLOT.

VI. Failure to effect three consecutive monthly payments shall give HIDROFLOT the right to cancel the sale of the technology and subsequent transfer of the technology rights, without implying the reimbursement of the amounts paid up to that time, which Hidroflot would retain as indemnity.

SCOPE

The scope of the rights to the purchase and sale detailed in this agreement is global and includes ongoing projects in all coastal areas of any country in the world.

TIME ELEMENT

This agreement shall come into force on execution of the same and until GOLD HOLDING settles payment of the plan detailed in Annex 2, month 2 beginning on the first day of the month following the execution of the agreement.

ARBITRATION

Both parties accept the rights and obligations set forth in this agreement and agree that the courts of the city of Barcelona shall settle any dispute arising from the same, with the express waiver of any other, however privileged it may be.

This agreement is hereby entered into in two equal counterparts at the location and on the date stated below.

Signatures:

HIDROFLOT, S.A.	GOLD HOLDING CORP.
Per:	Per:
____________________________	____________________________
Ricardo Prats Canós	Francisco Quiros Krum
Administrator	President and C.E.O.

ANNEX 1

Technology Sales From Hidroflot to Gold Holding Corp. (In US Dollar)

Total Sale ammount: US $1,400,000.00

Period	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Amount	$41,680	$41,680	$41,680	$41,680	$41,680	$41,680	$41,680	$41,680	$41,680	$41,680	$41,680	$41,680
Accumulated Payments	$41,680	$83,360	$125,040	$166,720	$208,400	$250,080	$291,760	$333,440	$375,120	$416,800	$458,480	$500,160
Oustanding Amount	$1,358,320	$1,316,640	$1,274,960	$1,233,280	$1,191,600	$1,149,920	$1,108,240	$1,066,560	$1,024,880	$983,200	$941,520	$899,840

Period	Month 13	Month 14	Month 15	Month 16	Month 17	Month 18	Month 19	Month 20	Month 21	Month 22	Month 23	Month 24
Amount	$42,514	$42,514	$42,514	$42,514	$42,514	$42,514	$42,514	$42,514	$42,514	$42,514	$42,514	$42,514
Accumulated Payments	$542,674	$585,188	$627,702	$670,216	$712,730	$755,244	$797,758	$840,272	$882,786	$925,300	$967,814	$1,010,328
Oustanding Amount	$857,326	$814,812	$772,298	$729,784	$687,270	$644,756	$602,242	$559,728	$517,214	$474,700	$432,186	$389,672

Period	Month 25	Month 26	Month 27	Month 28	Month 29	Month 30	Month 31	Month 32	Month 33
Amount	$43,364	$43,364	$43,364	$43,364	$43,364	$43,364	$43,364	$43,364	$42,760
Accumulated Payments	$1,053,692	$1,097,056	$1,140,420	$1,183,784	$1,227,148	$1,270,512	$1,313,876	$1,357,240	$1,400,000
Oustanding Amount	$346,308	$302,944	$259,580	$216,216	$172,852	$129,488	$86,124	$42,760	$0

ANNEX 2

PCT/IB2009/000230

PATENT COOPERATION TREATY

PCT

ACKNOWLEDGEMENT OF RECEIPT OF DOCUMENTS FILED WITH THE INTERNATIONAL BUREAU AS RECEIVING OFFICE

To:

URIZAR ANASAGASTI, José Antonio
Calle Victor de la Serna, 3-5
E-28016 Madrid
ESPAGNE

Facsimile No.: +34 91 415 3666

Date of mailing (day/month/year) 11 February 2009 (11.02.2009)	
Applicant's or agent's file reference PCT 160	IMPORTANT COMMUNICATION
International application No. PCT/IB2009/000230	International filing date (day/month/year) 09 February 2009 (09.02.2009)
Applicant HIDROFLOT et al	
Title of the invention HALF-SUBMERGED POWER STATION FOR THE SWELL ENERGY EXTRACTION	

1. The International Bureau has received the document/elements listed below on 09 February 2009 (09.02.2009) by the following means: delivery service

- [X] PCT Request (4 pages)
- [X] description (excluding sequence listing and/or tables related thereto) (8 pages)
- [X] claims (2 pages)
- [X] abstract (1 page)
- [X] drawings (11 pages)
- [ ] sequence listing and/or tables relating thereto
- [X] fee calculation sheet
- [ ] separate authorization to charge deposit account
- [ ] cheque
- [ ] cash (in person only)
- [ ] power(s) of attorney
- [ ] statement(s) explaining lack of signature
- [ ] priority document
- [ ] separate indications concerning deposited micro-organism or other biological material
- [ ] sequence listing and/or tables relating thereto in electronic form
- [ ] statement accompanying sequence listing and/or tables relating thereto in electronic form
- [ ] accompanying letter
- [ ] form PCT/RO/198 (RO/IB)
- [X] PCT-EASY diskette
- [ ] other (specify):

2. Additional observations (if necessary):

Name and mailing address of the receiving Office International Bureau of WIPO PCT Receiving Office Section 34, chemin des Colombettes, 1211 Geneva 20, Switzerland Facsimile No. (41-22) 910 06 10	Authorized officer Eric Lesot Telephone No. (41-22) 338 87 69

001188262

Form PCT/RO/199 (RO/IB) (April 2005)